UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2009

IDT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16371	22-3415036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-1000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Item 1.01  Entry Into a Material Definitive Agreement

On June 30, 2009, IDT Energy, Inc. (“IDT Energy”), a subsidiary of IDT Corporation (the “Registrant”), entered into a Preferred Supplier Agreement (the “Agreement”) with BP Energy Company and BP Corporation North America Inc. (collectively “BP”), as of June 29, 2009, pursuant to which BP will be IDT Energy’s preferred provider of electricity and natural gas in New York state.  The Agreement allows for purchases of electricity and natural gas for customers in areas where the utilities have purchase of receivable (POR) programs.  IDT Energy will pay BP for the electricity and natural gas purchased at BP’s cost plus a premium in accordance with the agreement. IDT Energy’s obligations will be secured by its receivables from its customers and, under certain circumstances, the posting of letters of credit   In addition to other advantages of the arrangement, IDT Energy will benefit from the removal of the requirement to post security with other suppliers.  The term of the Agreement is two years, with an automatic renewal for an additional year unless either party objects.  IDT Energy’s ability to purchase electricity and natural gas under the Agreement is subject to satisfaction of certain conditions, including the opening of certain collateral accounts, the posting of a $1.25 million letter of credit by IDT Energy, and notifications to applicable utilities and the maintenance of certain covenants.

A copy of the press release issued by the Registrant concerning the foregoing is furnished herewith as Exhibit 99.1.

This report on Form 8-K, contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently.  While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors, including, but not limited to, those described in our most recent report on SEC Form 10-K (under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations"), which may be revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-K.  We are under no obligation, and expressly disclaim any obligation, to update the forward-looking statements in this Current Report on Form 8-K, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit No.                     Document

99.1	Press Release of the Registrant dated July 2, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDT CORPORATION

By: /s/ James A. Courter
       Name: James A. Courter
       Title: Chief Executive Officer

Dated: July 7, 2008

EXHIBIT INDEX

Exhibit No.                                Document

99.1	Press Release of the Registrant dated July 2, 2009.